UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2014

BIODEL INC.
(Exact name of registrant as specified in its charter)

Commission File Number 001-33451

Delaware (State or other jurisdiction of incorporation or organization)	90-0136863 (IRS Employer Identification Number)

100 Saw Mill Road Danbury, Connecticut (Address of principal executive offices)	06810 (Zip code)

(203) 796-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

On July 25, 2014, Biodel Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), together with a registration rights agreement (the “Registration Rights Agreement”), with Lincoln Park Capital Fund, LLC (“LPC”).

Under the terms, and subject to the conditions, of the Purchase Agreement, the Company has the right to sell to and, LPC is obligated to purchase, up to $15,000,000 in shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to certain limitations, from time to time, over the 36-month period commencing on the date that a registration statement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed. The Company may direct LPC, at its sole discretion and subject to certain conditions, to purchase up to 150,000 shares of Common Stock on any business day, provided that at least one business day has passed since the most recent purchase, increasing to up to 250,000 shares, depending upon the closing sale price of the Common Stock (such purchases, “Regular Purchases”). However, in no event shall a Regular Purchase be for more than $1,250,000. The purchase price for the shares of Common Stock to be purchased under the Purchase Agreement will be based on the prevailing market prices of such shares at the time of sales, but in no event will the Company be able to sell shares to LPC on a day when the closing sale price of the Common Stock is less than the floor price as set forth in the Purchase Agreement, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction. In addition, the Company may direct LPC to purchase additional shares of Common Stock as accelerated purchases if, on the date of a Regular Purchase, the closing sale price of the Common Stock is not below $2.50 per share, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction. There are no upper limits to the price per share that LPC could be obligated to pay for the shares that it purchases under the Purchase Agreement.

The Company’s sales of shares of Common Stock to LPC the Purchase Agreement are limited to the lesser of (i) the maximum number of shares of Common Stock issuable under applicable rules of the NASDAQ Capital Market, unless the Company obtains stockholder approval to exceed that maximum or the average price of all applicable sales of Common Stock exceed the “Base Price” set forth in the Purchase Agreement (which is $1.994, representing the closing consolidated bid price of the Common Stock on July 24, 2014 plus an incremental amount to account for the issuance of the Commitment Shares described below) such that the sales to LPC are considered to be at least “at market” under applicable NASDAQ rules; and (ii) no more than the number of shares that would result in the beneficial ownership by LPC and its affiliates, at any single point in time, of more than 9.9% of the then outstanding shares of Common Stock.

As consideration for LPC’s commitment to purchase shares of Common Stock pursuant to the Purchase Agreement, the Company issued to LPC 95,000 shares of Common Stock (the “Commitment Shares”). The Commitment Shares have been issued in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, and will be registered for resale on the registration statement that the Company must file pursuant to the Purchase Agreement and the Registration Rights Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty.

The Company will control the timing and amount of any sales of Common Stock to LPC under the Purchase Agreement. The timing and amount of these sales will depend on a variety of factors to be determined by the Company from time to time, including market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. There are no trading volume requirements or restrictions under the Purchase Agreement. LPC has no right to require the Company to make sales, but is obligated to make purchases from the Company, if and when the Company directs in accordance with the Purchase Agreement. LPC has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of shares of the Company’s Common Stock.

The net proceeds that the Company may receive from sales of Common Stock under the Purchase Agreement will depend on the frequency and prices at which the Company sells shares to LPC. The Company expects to use any proceeds that it receives from such sales to for general corporate purposes and working capital requirements.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

A copy of the Purchase Agreement is attached as Exhibit 101 hereto and is incorporated herein by reference. A copy of the Registration Rights Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and is qualified in its entirety by reference to these exhibits.

Item 3.02.

Unregistered Sales of Equity Securities

The information included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The offering, issuance and sale of shares of Common Stock by the Company to LPC pursuant to the Purchase Agreement was made without registration under the Securities Act or state securities laws, in reliance on exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state securities laws, based on the offering, issuance and sale of such Common Stock to one investor; the lack of any general solicitation or advertising in connection with such offering, issuance and sale; the representation of the sole investor to the Company that it was an accredited investor (as that term is defined in Rule 501(a)(3) of

Regulation D); the representation of the investor that it was purchasing the shares of Common Stock for its own account and without a view to distributing the shares; and the restrictions on transfer that the Purchase Agreement places on any securities sold thereunder.

Item 8.01.

Other Events

The Company issued a press release on July 28, 2014 announcing the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

(d)	Exhibits.

	10.1	Purchase Agreement, dated as of July 25, 2014, by and between Biodel Inc. and Lincoln Park Capital Fund, LLC

	10.2	Registration Rights Agreement, dated as of July 25, 2014, by and between Biodel Inc. and Lincoln Park Capital Fund, LLC

	99.1	Press Release entitled “Biodel Enters Into $15 Million Equity Commitment with Lincoln Park Capital” issued by the Company on July 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2014	BIODEL INC.

	By:	/s/ Paul S. Bavier
Paul S. Bavier, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated as of July 25, 2014, by and between Biodel Inc. and Lincoln Park Capital Fund, LLC

10.2	Registration Rights Agreement, dated as of July 25, 2014, by and between Biodel Inc. and Lincoln Park Capital Fund, LLC

99.1	Press Release entitled “Biodel Enters Into $15 Million Equity Commitment with Lincoln Park Capital” issued by the Company on July 28, 2014